Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 33-68196 on Form S-8 dated September 1, 1993, Registration Statement No. 333-63597 on Form S-8 dated
September 17, 1998 and Registration Statement No. 333-125672 on Form S-8 dated
June 9, 2005 of our report on the consolidated financial statements and report as to schedules included in the Annual Report on Form 10-KSB of Hickok Incorporated for the year ended
September 30, 2005.

/s/ Meaden & Moore, Ltd.

MEADEN & MOORE, Ltd.
Certified Public Accountants

December 20, 2005
Cleveland, Ohio